Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 1st QUARTER 2009 RESULTS;

PROVIDES 2nd QUARTER AND FULL YEAR 2009 OUTLOOK

BOCA RATON, Fla., May 4, 2009 — SBA Communications Corporation (Nasdaq:SBAC) (“SBA” or the “Company”) today reported results for the quarter ended March 31, 2009. Highlights of the results include:

❑	First quarter over year earlier period:
•	Site leasing revenue growth of 29.2%
•	Tower Cash Flow growth of 31.9%
•	Net loss decreased from $19.2 million to $17.9 million
•	Adjusted EBITDA growth of 32.9%
•	Equity Free Cash Flow Per Share growth of 28.6%

Operating Results

Total revenues in the first quarter of 2009 were $135.1 million, compared to $109.9 million in the year earlier period, an increase of 22.9%. Site leasing revenue of $115.5 million was up 29.2% over the year earlier period. Site leasing segment operating profit (as defined below) of $87.9 million was up 30.6% over the year earlier period. Site leasing contributed 97.1% of the Company’s total segment operating profit in the first quarter of 2009. Site development revenues were $19.6 million in the first quarter of 2009 compared to $20.5 million in the year earlier period, a 4.7% decrease. Site development segment operating profit margin was 13.3% in the first quarter of 2009, compared to 11.5% in the year earlier period.

Tower Cash Flow (as defined below) for the quarter ended March 31, 2009, was $89.3 million, a 31.9% increase over the year earlier period. Tower Cash Flow margin for the three months ended March 31, 2009 was 78.7%, compared to 77.5% in the year earlier period.

Net loss for the first quarter of 2009 was $17.9 million or $0.15 per share, compared to a net loss of $19.2 million or $0.18 per share in the year earlier period.

Adjusted EBITDA (as defined below) in the first quarter was $81.7 million, compared to $61.5 million in the year earlier period, a 32.9% increase. Adjusted EBITDA margin was 61.4% in the first quarter of 2009 compared to 56.9% in the year earlier period.

Net cash interest expense (as defined below) was $26.5 million in the first quarter of 2009, compared to $21.7 million in the year earlier period.

Equity free cash flow (as defined below) for the quarter ended March 31, 2009 was $52.8 million compared to $38.3 million in the year earlier period. Equity free cash flow per share was $0.45 in the quarter ended March 31, 2009 compared to $0.35 per share in the year earlier period, an increase of 28.6%.

“The first quarter was a good start to 2009 for SBA,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “Our results demonstrate that SBA is, once again, the industry leader for growth. We continue to execute well operationally, and enjoy the benefits of a top quality tower portfolio. Wireless use continues to grow, our wireless carrier customers continue to invest materially in their networks to capture that growth and as a result we continue to post material increases in site leasing revenue, Tower Cash Flow, Adjusted EBITDA and Equity Free Cash Flow Per Share. We expect demand from our customers to stay strong throughout 2009 and beyond as they focus on providing enhanced wireless voice and data services and ultimately next-generation technology in the form of LTE or WiMax. Based on our strong first quarter results and our positive views on continued customer demand, we are increasing the mid-point of our full year 2009 Outlook for site leasing revenue, Tower Cash Flow and Adjusted EBITDA.”

“With our recent issuance of $500 million of 4.0% 2014 convertible notes, we have achieved a substantial portion of the refinancing goals that we want to achieve by mid-2010. This financing puts us in excellent shape. We now have sufficient cash on hand to repay all of our 2010 maturities. We intend to use a substantial portion of the proceeds from the offering to repay or repurchase secured debt, thereby freeing up collateral, which in turn will improve our position to successfully achieve the remainder of our refinancing goals. Our next goal is to refinance our 2005 CMBS ahead of the November 2010 anticipated repayment date. The capital markets are improving, we continue to produce excellent operating results and we expect to be able to materially deleverage our balance sheet over the next twelve months. As a result, we are increasingly comfortable in our ability to redirect a portion of our Equity Free Cash Flow back toward tower acquisitions. We remain convinced that the combination of strong customer demand, a top quality tower portfolio, strong operational performance, material portfolio growth that meets our investment criteria and appropriate balance sheet positioning will result in superior returns for our shareholders. That has been our history, and we believe it is our future.”

Investing Activities

As of March 31, 2009 SBA owned 7,884 towers. During the first quarter of 2009, SBA purchased seven towers for approximately 274,000 shares of SBA common stock and built 25 towers. Total cash capital expenditures for the first quarter of 2009 were $11.7 million, consisting of $1.6 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $10.1 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and ground lease buyouts). During the first quarter, the Company spent $4.9 million, in cash and stock, purchasing land and easements and extending lease terms with respect to land underlying its towers.

Since March 31, 2009, SBA has acquired six towers for approximately 231,000 shares of SBA common stock. The Company has agreed to purchase an additional 42 towers for an aggregate amount of $15.9 million, which the Company has the option to pay with cash or through the issuance of shares of SBA common stock. The Company anticipates that these acquisitions will be consummated by the end of the third quarter of 2009.

Financing Activities and Liquidity

SBA ended the first quarter with $2.5 billion of total debt, (recorded on the Company’s balance sheet at a discounted carrying value of $2.4 billion), cash and cash equivalents, short-term investments and short-term restricted cash of $126.5 million, and net debt (as defined below) of $2.4 billion. Our Net Debt and Net Secured Debt to Annualized Adjusted EBITDA leverage ratios (as defined below) were 7.3x and 5.3x, respectively.

During the first quarter of 2009, the Company repurchased, in open market and privately negotiated transactions, $52.3 million of its 0.375% Convertible Senior Notes and $7.6 million of its 2005 and 2006 CMBS Notes for $42.0 million in cash and approximately 618,000 shares of SBA common stock.

Subsequent to March 31, 2009, the Company has repurchased $3.9 million of its 0.375% Convertible Senior Notes and $9.8 million of its 2005 CMBS Notes for $13.2 million in cash.

Subsequent to March 31, 2009, the Company issued $500 million of 4.0% Convertible Senior Notes due 2014. After application of a portion of the net proceeds to repurchase approximately $50 million of its Class A common stock concurrently with the offering and pay the premium for the convertible note hedges that were entered into concurrently with the offering, the Company has $376.5 million that will be used for general corporate purposes, including repurchases or repayments of SBA’s outstanding debt.

Outlook

The Company is providing its second quarter 2009 Outlook and updating its Full Year 2009 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

	Quarter ending			Full
	June 30, 2009			Year 2009
	($’s in millions)
Site leasing revenue	$116.0	to	$118.0	$464.0	to	$480.0
Site development revenue	$18.0	to	$20.0	$75.0	to	$95.0
Total revenues	$134.0	to	$138.0	$539.0	to	$575.0
Tower cash flow	$89.0	to	$91.0	$358.0	to	$375.0
Adjusted EBITDA (1)	$81.0	to	$83.0	$327.0	to	$342.0
Net cash interest expense (2)	$29.0	to	$30.0	$111.5	to	$121.5
Cash taxes paid	$0.5	to	$0.7	$2.0	to	$3.0
Non-discretionary cash capital expenditures (3)	$2.0	to	$3.0	$6.0	to	$9.0
Equity free cash flow (4)	$47.3	to	$51.5	$193.5	to	$222.5
Discretionary cash capital expenditures (5)	$10.0	to	$20.0	$40.0	to	$60.0

(1)

Excludes acquisition related costs which were previously capitalized but commencing January 1, 2009, pursuant to the adoption of Statement of Financial Accounting Standard 141(R), are required to be expensed and included within operating expenses.

(2)

Excludes amortization of deferred financing fees, non-cash interest expense associated with the Optasite credit facility, any non-cash interest expense associated with the adoption of FSP APB 14-1 and any impact of interest rate hedging. Full year 2009 Outlook assumes an average one-month LIBOR rate of approximately 0.75%.

(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)	Defined as Adjusted EBITDA less net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(5)

Consists of new tower builds, tower augmentations, tower acquisitions and related earn-outs and ground lease purchases. The Company plans on building 80 to 100 new towers in 2009 for its ownership. The guidance does not include any expenditures for pending tower acquisitions, as the Company assumes that any acquisitions will be paid for in stock.

Conference Call Information

SBA Communications Corporation will host a conference call on Tuesday, May 5, 2009 at 10:00 A.M. ET to discuss the quarterly results. The call may be accessed as follows:

When:	Tuesday, May 5, 2009 at 10:00 A.M. Eastern Time
Dial-in number:	(866) 254-5940
Conference call name:	“SBA First Quarter Results”
Replay:	May 5, 2009 at 12:00 P.M. through May 19, 2009 at 11:59 P.M.
Number:	(800) 475-6701
Access Code:	994994
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) customer demand and activity throughout 2009 and beyond; (ii) the use of the net proceeds from the Company’s recent debt offering and its intentions and abilities to refinance the 2005 CMBS Certificates and materially reduce leverage; (iii) its intent to use a portion of Equity Free Cash Flow on tower acquisitions and the impact of material tower portfolio growth on shareholder return; (iv) the Company’s financial and operational guidance for the second quarter of 2009 and full year 2009; and (v) the ability to close pending acquisitions by the end of the third quarter of 2009. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 27, 2009 and the Company’s reports filed on Form 10-Q. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (3) the impact, if any, of consolidation among wireless service providers; (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business; (6) the Company’s ability to materially reduce its leverage during the next twelve months and successfully refinance its debt ahead of the respective maturity dates, on favorable terms, or at all; (7) the Company’s ability to acquire land underneath towers on terms that are accretive; (8) the Company’s ability to realize economies of scale from its tower portfolio; (9) the Company’s ability to comply with covenants and the terms of its credit instruments; (10) market conditions and the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates, that may affect the Company’s ability to repurchase outstanding debt, refinance its outstanding debt, or access current borrowing availability; (11) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular; and (12) the continued dependence on towers and outsourced site development services by the wireless carriers. With respect to the Company’s plan for new builds, these factors also include identifying and obtaining a location attractive to our customers, availability of labor and supplies, executing new leases on such towers, obtaining the necessary regulatory and environmental permits on a timely basis and weather conditions that could impact our construction timelines. With respect to its expectations regarding pending tower acquisitions, these factors also include, in certain cases, satisfactorily completing due diligence, the ability and willingness of each party to fulfill their respective closing conditions and the availability of cash on hand, borrowing capacity under the senior credit facility or shares of the Company’s Class A common stock to pay the anticipated consideration.

Information on non-GAAP financial measures is presented below under “Non-GAAP Financial Measures.” This press release will be available on our website at www.sbasite.com.

About SBA

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 45,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 226-9232, or visit our website at www.sbasite.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

(unaudited)

	For the three months ended March 31,
	2009	2008
		(as restated)(1)
Revenues:
Site leasing	$115,478	$89,375
Site development	19,572	20,542

Total revenues	135,050	109,917

Operating expenses:

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	27,565	22,047
Cost of site development	16,973	18,188
Selling, general and administrative(2)	12,075	10,491
Acquisition related expenses	434	—
Depreciation, accretion and amortization	63,653	47,353

Total operating expenses	120,700	98,079

Operating income	14,350	11,838

Other income (expense):
Interest income	288	2,098
Interest expense(3)	(26,696)	(23,655)
Non-cash interest expense	(8,975)	(4,715)
Amortization of deferred financing fees	(2,576)	(2,366)
Gain from extinguishment of debt net of write-off of deferred financing fees	5,948	—
Other income (expense)	13	(2,348)

Total other expense	(31,998)	(30,986)

Loss from operations before provision for income taxes	(17,648)	(19,148)

Provision for income taxes	(242)	(78)

Net loss	$(17,890)	$(19,226)

Basic and diluted loss per common share	$(0.15)	$(0.18)

Weighted average number of common shares	117,984	108,469

(1)	Effective January 1, 2009, the Company adopted FSP APB14-1. As a result the first quarter of 2008 has been restated to reflect the impact of the adoption.
(2)	Includes $1,576 and $1,449 of non-cash compensation for the three months ended March 31, 2009 and 2008, respectively.
(3)	Includes ($125) and ($140) of impact of interest rate hedges for the three months ended March 31, 2009 and 2008, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2009	December 31, 2008
		(as restated)(1)

ASSETS
Current assets:
Cash and cash equivalents	$89,784	$78,856
Short term investments	164	162
Restricted cash	36,568	38,599
Accounts receivable, net of allowance of $878 and $852 in 2009 and 2008, respectively	14,080	16,351
Other current assets	20,139	20,347

Total current assets	160,735	154,315

Property and equipment, net	1,482,953	1,502,672
Intangible assets, net	1,405,389	1,425,132
Deferred financing fees, net	26,587	29,705
Other long-term assets	96,356	96,005

Total assets	$3,172,020	$3,207,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6,000	$6,000
Accounts payable and accrued expenses	28,910	30,492
Interest payable	8,172	5,946
Other current liabilities	48,721	48,156

Total current liabilities	91,803	90,594

Long-term liabilities:
Long-term debt	2,348,069	2,386,230
Deferred revenue	15,831	16,309
Other long-term liabilities	66,168	64,186

Total long-term liabilities	2,430,068	2,466,725

Shareholders’ equity	650,149	650,510

Total liabilities and shareholders’ equity	$3,172,020	$3,207,829

(1)	The December 31, 2008 balance sheet has been retroactively restated to reflect the adoption of FSP APB 14-1.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended March 31,
	2009	2008
		(as restated) (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,890)	$(19,226)
Depreciation, accretion, and amortization	63,653	47,353
Accretion of discount on debt	8,975	4,715
Gain from extinguishment of debt net of write-off of deferred financing fees	(5,948)	—
Other non-cash items reflected in Statement of Operations	4,318	5,916
Changes in operating assets and liabilities	(3,824)	(4,013)

Net cash provided by operating activities	49,284	34,745

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investments	—	40,900
Capital expenditures	(7,562)	(8,362)
Acquisitions and related earn-outs	(4,119)	(50,382)
Disposition of fixed assets	10	20
Proceeds (payment) of restricted cash	6,200	(617)

Net cash used in investing activities	(5,471)	(18,441)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on the extinguishment of debt	(42,004)	—
Borrowings under the senior secured credit facility	8,507	40,000
Payments on the Optasite credit facility	(1,500)	—
Proceeds from employee stock purchase/stock option plans	1,365	1,701
Release of restricted cash relating to CMBS Certificates	787	1,879
Payment of deferred financing fees	(40)	(3,173)

Net cash (used in) provided by financing activities	(32,885)	40,407

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,928	56,711
CASH AND CASH EQUIVALENTS:
Beginning of period	78,856	70,272

End of period	$89,784	$126,983

(1)	The first quarter of 2008 has been retroactively restated to reflect the adoption of FSP APB 14-1.

	For the three	For the three
	months ended	months ended
	March 31, 2009	March 31, 2008
SELECTED CAPITAL EXPENDITURE DETAIL:	(in thousands)

Tower new build construction	$5,081	$6,069

Operating tower expenditures:
Tower upgrades/augmentations	916	1,120
Maintenance/improvement capital expenditures	1,472	979

	2,388	2,099

General corporate expenditures	93	194

Total capital expenditures	$7,562	$8,362

Non-GAAP Financial Measures

Segment Operating Profit and Segment Operating Profit Margin

This press release includes disclosures regarding our Site Leasing Segment Operating Profit and Site Development Segment Operating Profit, which are non-GAAP financial measures. Each respective Segment Operating Profit is defined as segment revenue less segment cost of revenue (excluding depreciation, accretion and amortization) and Segment Operating Profit Margin is defined as Segment Operating Profit divided by segment revenue. Total Segment Operating Profit is the total of the Segment Operating Profits of the two segments. Segment Operating Profit and Segment Operating Profit Margin are, in our opinion, indicators of the operating performance of our site leasing and site development segments and each is used to provide management with the ability to monitor the operating results and margin of each segment, while excluding the impact of depreciation, accretion and amortization, which is largely fixed. Segment Operating Profit and Segment Operating Profit Margin are not intended to be alternative measures of revenue, segment gross profit or segment gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Segment Operating Profit and Segment Operating Profit Margin have certain material limitations. Specifically, these measurements do not include depreciation, accretion or amortization expense. As we use capital assets in our business, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes depreciation, accretion and amortization expense has material limitations. We compensate for these limitations by using Segment Operating Profit and Segment Operating Profit Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the operating performance of our segments.

The reconciliation of Site Leasing Segment Operating Profit and Site Development Segment Operating Profit and the calculation of Segment Operating Profit Margin are as follows:

	Site Leasing segment		Site Development segment
	For the three months		For the three months
	ended March 31,		ended March 31,
	2009	2008	2009	2008
	(in thousands)		(in thousands)

Segment revenue	$115,478	$89,375	$19,572	$20,542
Segment cost of revenues (excluding depreciation, accretion and amortization):	(27,565)	(22,047)	(16,973)	(18,188)

Segment operating profit	$87,913	$67,328	$2,599	$2,354

Segment operating profit margin (1)	76.1%	75.3%	13.3%	11.5%

(1)	Segment operating profit margin for a particular quarterly period is segment operating profit divided by segment revenue.

Tower Cash Flow and Tower Cash Flow Margin

This press release includes disclosures on our historical results and future outlook for Tower Cash Flow and Tower Cash Flow Margin, which are non-GAAP financial measures. Tower Cash Flow is defined as Site Leasing Segment Operating Profit excluding non-cash leasing revenue and non-cash ground lease expense and Tower Cash Flow Margin is defined as Tower Cash Flow divided by the difference of site leasing revenue minus non-cash site leasing revenue. We discuss these non-GAAP financial measures because we believe these items are indicators of performance of our site leasing operations. In addition, Tower Cash Flow is a component of the calculation used by our lenders to determine compliance with our senior credit facility. Neither Tower Cash Flow nor Tower Cash Flow Margin are intended to be alternative measures of site leasing gross profit nor of site leasing gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Tower Cash Flow and Tower Cash Flow Margin have certain material limitations. Specifically, these measurements do not include leasing revenue of a non-cash nature and ground lease expense of a non-cash nature. Because these non-cash leasing revenue and non-cash ground lease expenses reflect the straight-line impact of the tenant leases and ground leases associated with our site leasing operations, any measure that excludes these non-cash items has material limitations. We compensate for these limitations by using Tower Cash Flow and Tower Cash Flow Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the profitability of our site leasing operations.

	For the three months ended March 31,
	2009	2008
	(in thousands)

Site leasing revenue	$115,478	$89,375
Site leasing cost of revenue (excluding depreciation, amortization and accretion)	(27,565)	(22,047)

Site leasing segment operating profit	87,913	67,328
Non-cash leasing revenue	(2,016)	(1,996)
Non-cash ground lease expense	3,379	2,352

Tower Cash Flow(1)	$89,276	$67,684

(1)	Tower Cash Flow for the three months ended June 30, 2009 and fiscal year 2009 will be calculated in the same manner.

The calculation of Tower Cash Flow Margin is as follows:

	For the three months ended March 31,
	2009	2008
	(in thousands)

Site leasing revenue	$115,478	$89,375
Non-cash leasing revenue	(2,016)	(1,996)

Site leasing revenue minus non-cash revenue	$113,462	$87,379

Tower Cash Flow	$89,276	$67,684

Tower Cash Flow Margin (1)	78.7%	77.5%

(1)	Tower Cash Flow Margin for the three months ended June 30, 2009 and fiscal year 2009 will be calculated in the same manner.

Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin

This press release includes disclosures on our historical results and future outlook for Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net loss excluding the impact of net interest expenses, provision for taxes, depreciation, accretion and amortization, asset impairment and other charges, non-cash compensation, gain from extinguishment of debt net of write-off of deferred financing fees, other income and expense, non-recurring acquisition related integration costs, non-cash leasing revenue and non-cash ground lease expense. In addition, commencing January 1, 2009, Adjusted EBITDA excludes acquisition related costs which, pursuant to the adoption of Statement of Financial Accounting Standard 141(R), are expensed and included within operating expenses. Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by the difference of total revenue minus non-cash leasing revenue. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability and performance of our core operations and reflect the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with our senior credit facility. Neither Adjusted EBITDA, Annualized Adjusted EBITDA nor Adjusted EBITDA Margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin have certain material limitations, including the following:

* They do not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

* They do not include depreciation, accretion and amortization expense. As we use capital assets, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore any measure that excludes depreciation, accretion and amortization expense has material limitations;

* They do not include provisions for taxes. Because the payment of taxes is a necessary element of our costs, particularly in the future, any measure that excludes tax expense has material limitations;

* They do not include non-cash expenses such as asset impairment and other charges, non-cash compensation, other expense/income, non-cash leasing revenue and non-cash ground lease expense. Because these non-cash items are a necessary element of our costs and our ability to generate profits, any measure that excludes these non-cash items has material limitations; and

* They do not include acquisition related expenses. Because acquisition related expenses are a necessary element to grow the business through portfolio expansion, any measure that excludes these expenses has material limitations.

We compensate for these limitations by using Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin as only three of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

The reconciliation of Adjusted EBITDA and the calculation of Annualized Adjusted EBITDA are as follows:

	For the three months ended March 31,
	2009	2008
		(as restated)
	(in thousands)
Net loss	$(17,890)	$(19,226)
Interest income	(288)	(2,098)
Interest expense	38,247	30,736
Depreciation, accretion, and amortization	63,653	47,353
Provision for income taxes(1)	467	446
Gain from extinguishment of debt net of write-off of deferred financing fees	(5,948)	—
Acquisition related expenses(2)	434	—
Non-cash compensation	1,626	1,535
Non-cash leasing revenue	(2,016)	(1,996)
Non-cash ground lease expense	3,379	2,352
Other	(13)	2,348

Adjusted EBITDA(3)	$81,651	$61,450

Annualized Adjusted EBITDA(4)	$326,604	$245,800

(1)	For the three months ended March 31, 2009 and March 31, 2008, these amounts included $225 and $368, respectively, of franchise taxes reflected on the Statement of Operations in selling, general and administrative expenses.
(2)	Commencing January 1, 2009, Adjusted EBITDA excludes acquisition related costs which were previously capitalized, but pursuant to the adoption of Statement of Financial Accounting Standard 141(R), are required to be expensed and included within operating expense.
(3)	Adjusted EBITDA for the three months ended June 30, 2009 and fiscal year 2009 will be calculated in the same manner.
(4)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended March 31,
	2009	2008
	(in thousands)

Total revenues	$135,050	$109,917
Non-cash leasing revenue	(2,016)	(1,996)

Total revenue minus non-cash revenue	$133,034	$107,921

Adjusted EBITDA	$81,651	$61,450

Adjusted EBITDA Margin (1)	61.4%	56.9%

(1)	Adjusted EBITDA Margin for the three months ended June 30, 2009, and fiscal year 2009 will be calculated in the same manner.

Net Debt and Leverage Ratio

This press release includes disclosures regarding Net Debt and Leverage Ratio. We define Net Debt as the notional principal amount of outstanding debt minus cash and cash equivalents, short-term investments, and short-term restricted cash. Due to various different GAAP policies, there are situations in which the notional principal amount of the Company’s outstanding debt is not reflected on the face of the Company’s financial statements. For example, in accordance with FSP APB 14-1, commencing January 1, 2009, the Company is required to retroactively present its debt balances net of the fair value of the equity component of its Convertible Senior Notes. In addition, the Optasite credit facility has been recorded at a discount in order to reflect its fair value as of the date of the acquisition. We believe that by including the full amount of the notional principal amount due at maturity for purposes of calculating net debt it will provide investors a more complete understanding of our net debt and leverage position. Leverage Ratio is defined as Net Debt divided by Annualized Adjusted EBITDA. We have included these non-GAAP financial measures because we believe these items are indicators of our financial condition, and they are used by our lenders to determine compliance with certain covenants under our senior credit facilities. The non-GAAP measurements of Net Debt and Leverage Ratio have certain material limitations. Specifically, these measurements exclude cash and cash equivalents, short-term investments, and short-term restricted cash thereby reducing our debt position. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations. In addition, since a component of our Leverage Ratio is Annualized Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. We compensate for these limitations by using Net Debt and our Leverage Ratio as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our financial condition.

The calculations of Net Debt and Leverage Ratio are as follows:

March 31, 2009
(in thousands)

2005 CMBS Certificates	$391,750
2006 CMBS Certificates	1,090,247
0.375% Convertible Senior Notes (carrying value of $77,066)	85,881
1.875% Convertible Senior Notes (carrying value of $410,681)	550,000
Senior secured revolving credit facility	239,060
Optasite credit facility (carrying value of $145,265)	147,500

Total debt	2,504,438
Less:
Cash and cash equivalents, short-term investments, and short-term restricted cash	(126,516)

Net Debt	$2,377,922

Divided by:
Annualized Adjusted EBITDA	$326,604

Leverage Ratio	7.3x

Net Secured Debt and Secured Leverage Ratio

This press release includes disclosures regarding Net Secured Debt and Secured Leverage Ratio. We define Net Secured Debt as the notional principal amount of outstanding debt minus the notional principal amount of outstanding unsecured debt and cash and cash equivalents, short-term investments and short-term restricted cash. Due to various different GAAP policies, there are situations in which the notional principal amount of the Company’s outstanding debt is not reflected on the face of the Company’s financial statements. For example the Optasite credit facility has been recorded at a discount in order to reflect its fair value as of the date of the acquisition. We believe that by including the full amount of the notional principal amount due at maturity for purposes of calculating net secured debt it will provide investors a more complete understanding of our debt and leverage position. Secured Leverage Ratio is defined as Net Secured Debt divided by Annualized Adjusted EBITDA. We have included these non-GAAP financial measures because we believe these items are indicators of our financial condition and are used by lenders to evaluate potential borrowing capacity. The non-GAAP measurements of Net Secured Debt and Secured Leverage Ratio have certain material limitations. Specifically, these measurements exclude unsecured debt and cash and cash equivalents, short term investments and short-term restricted cash thereby reducing our debt position. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis and because we are obligated to repay our unsecured debt upon its final maturity, these measures may have material limitations. In addition, since a component of our Secured Leverage Ratio is Annualized Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. We compensate for these limitations by using Net Secured Debt and our Secured Leverage Ratio as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our financial condition.

The calculations of Net Secured Debt and Secured Leverage Ratio are as follows:

March 31, 2009
(in thousands)

Total debt	$2,504,438
Less unsecured debt:
0.375% Convertible Senior Notes (carrying value of $77,066)	(85,881)
1.875% Convertible Senior Notes (carrying value of $410,681)	(550,000)

Secured debt	1,868,557
Less: Cash and cash equivalents, short-term investments, and short-term restricted cash	(126,516)

Net Secured Debt	$1,742,041

Divided by:
Annualized Adjusted EBITDA	$326,604

Secured Leverage Ratio	5.3x

Net Cash Interest Expense

This press release, including our second quarter 2009 and full year 2009 Outlook, also includes disclosures regarding Net Cash Interest Expense which is a non—GAAP financial measure. Net Cash Interest Expense is defined as interest expense less interest income and adjusted to exclude the impact of interest rate hedging, non-cash interest expense associated with the Optasite credit facility and non-cash interest expense recorded in accordance with FSP APB 14-1.

The reconciliation of Net Cash Interest Expense is as follows:

	For the three months ended March 31,
	2009	2008
	(in thousands)

Interest expense(1)	$35,671	$28,370
Non-cash interest expense—Optasite credit facility	(353)	—
Non-cash interest expense—convertible debt	(8,622)	(4,715)
Impact of interest rate hedging	125	140
Interest income	(288)	(2,098)

Net Cash Interest Expense	$26,533	$21,697

(1)	Excludes amortization of deferred financing fees.

Equity Free Cash Flow and Equity Free Cash Flow Per Share

This press release includes disclosures on our historical results and our future outlook for Equity Free Cash Flow and Equity Free Cash Flow Per Share which are non-GAAP financial measures. Equity Free Cash Flow is defined as Adjusted EBITDA minus net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid. Equity Free Cash Flow Per Share is defined as Equity Free Cash Flow divided by the weighted average shares outstanding for the period. We discuss Equity Free Cash Flow and Equity Free Cash Flow Per Share because we believe that these measures are indicators of the amount of cash produced by our business and thus reflect the amount that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with GAAP. Equity Free Cash Flow Per Share is not intended to be an alternative measure of earnings per share as determined in accordance with GAAP.

The use of Equity Free Cash Flow and Equity Free Cash Flow Per Share has certain material limitations. Specifically, these measurements do not include discretionary capital expenditures. Because the determination of which capital expenditures are discretionary is subject to various interpretations and because these types of capital expenditures are an integral part of our plans for growth, any measure that excludes these items has material limitations. Furthermore, as the calculations of Equity Free Cash Flow and Equity Free Cash Flow Per Share are based on our Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. In addition, by using Adjusted EBITDA as the starting point rather than cash flow from operating activities, timing differences on the cash receipts and disbursements of a number of items, primarily in working capital, are not captured. We compensate for these limitations by using Equity Free Cash Flow and Equity Free Cash Flow Per Share as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our cash flow from operations.

The reconciliation of Equity Free Cash Flow and calculation of Equity Free Cash Flow Per Share are as follows:

	For the three months
	ended March 31,
	2009	2008
	(in thousands)

Adjusted EBITDA	$81,651	$61,450
Net Cash Interest Expense	(26,533)	(21,697)
Non-discretionary cash capital expenditures	(1,565)	(1,173)
Cash taxes paid	(788)	(314)

Equity Free Cash Flow(1)	$52,765	$38,266

Weighted average number of common shares	117,984	108,469

Equity Free Cash Flow Per Share	$0.45	$0.35

(1)	Equity Free Cash Flow for the three months ended June 30, 2009 and fiscal year 2009 will be calculated in the same manner.